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                                                                    EXHIBIT 23.5

[Chaffe & Associates, Inc. Letterhead]


CONSENT OF CHAFFE & ASSOCIATES, INC.

     We hereby consent to the inclusion as Appendix B to the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Regions Financial Corporation of our letter to the Board of Directors of St. James Bancorporation and to the references made to such letter and to the firm in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 of the rules and regulations of the Securities and Exchange Commission thereunder.


                                         CHAFFE & ASSOCIATES, INC.




                                     By: /s/ Sherwood G. Briggs
                                         --------------------------
                                         Sherwood G. Briggs
                                         Managing Director


New Orleans, Louisiana
November 17, 1998